Exhibit 5.1

[Letterhead of Skadden, Arps, Slate, Meagher & Flom LLP]

September 11, 2014

The WhiteWave Foods Company

1225 Seventeenth Street, Suite 1000

Denver, Colorado 80202

Re:	The WhiteWave Foods Company Automatic Shelf Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to The WhiteWave Foods Company, a Delaware corporation (the “Company”), in connection with the Shelf Registration Statement on Form S-3 (the “Registration Statement”), to be filed on the date hereof by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), allowing for delayed offerings pursuant to Rule 415 of the General Rules and Regulations under the Act (the “Rules and Regulations”). The Registration Statement relates to the issuance and sale from time to time of: (i) debt securities of the Company (which may be senior debt securities or subordinated debt securities and secured or unsecured), which may be in one or more series (the “Debt Securities”), and which may be guaranteed by one or more of the subsidiaries of the Company listed on Schedule I hereto (the “Additional Registrants”), to be issued under an Indenture between the Company and Wells Fargo Bank, National Association, as trustee (the “Trustee”) (as supplemented, the “Indenture”) and (ii) guarantees of the Debt Securities (the “Guarantees” and, together with the Debt Securities, the “Offered Securities”) that may be issued from time to time by one or more of the Additional Registrants.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

In rendering the opinions stated herein, we have examined and relied upon the following:

(i)    the Registration Statement;

(ii)    the form of Indenture, filed as an exhibit to the Registration Statement;

(iii)    a copy of the Amended and Restated Certificate of Incorporation of the Company, as certified by the Secretary of State of the State of Delaware;

(iv)    a copy of the Amended and Restated By-laws of the Company as in effect as of the date hereof and as certified by the Secretary of the Company;

(v)    a copy of the certificate of incorporation, certificate of formation, articles of organization or other formation document, as applicable, of each of the Additional Registrants, certified by the Secretary of State of the State of Delaware or the Secretary of State of the State of California, as applicable;

(vi)    a copy of the by-laws, limited liability company agreement, operating agreement or other governing document, as applicable, in each case as amended and in effect on the date hereof, of each of the Additional Registrants;

(vii)    a copy of certain resolutions of the Board of Directors of the Company, adopted on August 5, 2014, relating to the registration of the Debt Securities, as certified by the Secretary of the Company; and

(viii)    the actions by written consent of the Board of Directors, Sole Director or Sole Manager, as applicable, of each of the Additional Registrants, adopted on August 26, 2014, relating to the registration of the Guarantees.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and the Additional Registrants and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company, the Additional Registrants and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions stated below.

In our examination, we have assumed the genuineness of all signatures including endorsements, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. As to any facts relevant to the opinions stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company, the Additional Registrants and others and of public officials.

We do not express any opinion as to the laws of any jurisdiction other than (i) the General Corporation Law of the State of Delaware, (ii) the Delaware Limited Liability Company Act, (iii) the California Revised Uniform Limited Liability Company Act and (iv) the laws of the State of New York, and to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as “Opined on Law”). The Offered Securities may be issued from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof, which laws are subject to change with possible retroactive effect. We do not express any opinion as to the effect of any non-Opined on Law on the opinions stated herein.

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions stated herein, we are of the opinion that with respect to any series of the Offered Securities, when (i) the Registration Statement (including all necessary post-effective amendments), has become effective under the Act and the Indenture has been qualified under the Trust Indenture Act of 1939, as amended; (ii) an appropriate prospectus supplement with respect to the Offered Securities has been prepared, delivered and filed in compliance with the Act and the applicable Rules and Regulations; (iii) if the Offered Securities are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Securities has been duly authorized, executed and delivered by the Company, the Additional Registrants, if any, and the other parties thereto; (iv) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the Offered Securities and related matters; (v) the boards of directors, members or managers of the Additional Registrants, including any appropriate committees appointed thereby, and appropriate officers of the Additional Registrants have taken all necessary action to approve the Guarantees of the Offered Securities and related matters; (vi) the Indenture and any supplemental indenture in respect of such Offered Securities has been duly authorized, executed and delivered by each party thereto; (vii) the terms of the Offered Securities, including the Guarantees, if any, and of their issuance and sale have been duly established in conformity with the Indenture and any supplemental indenture to be entered into in connection with the issuance of such Offered Securities so as not to violate the Amended and Restated Certificate of Incorporation or the Amended and Restated By-laws of the Company or the charter or by-laws (or other applicable constituent documents) of any Additional Registrant; and (viii) the Offered Securities, including the Guarantees, if any, have been duly executed and authenticated in accordance with the provisions of the applicable Indenture and any supplemental indenture to be entered into in connection with the issuance of such Offered Securities and duly delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor, the Offered Securities, when issued and sold in accordance with the Indenture and any supplemental indenture relating to the Offered Securities or any officers’ certificate or board resolution adopted in connection with the issuance of such Offered Securities and the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, and the Guarantees thereon, if any, when granted in accordance with the Indenture and any supplemental indenture relating to the Offered Securities and any officers’ certificate or board resolution adopted in connection with the issuance of such Offered Securities, will be valid and binding obligations of the Company and the Additional Registrants, enforceable against the Company and the Additional Registrants, respectively, in accordance with their respective terms under the laws of the State of New York, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, (b) general principles of equity

(regardless of whether enforceability is considered in a proceeding at law or in equity), (c) public policy considerations which may limit the rights of parties to obtain remedies, (d) waivers of any usury defense contained in the Indenture, any supplemental indenture or the Offered Securities which may be unenforceable, (e) requirements that a claim with respect to any Offered Securities denominated in a currency, currency unit or composite currency other than United States dollars (or a judgment denominated other than in United States dollars in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law, and (f) governmental authority to limit, delay or prohibit the making of payments outside the United States or in foreign currencies, currency units or composite currencies.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also hereby consent to the reference to our firm under the caption “Legal Matters” in the prospectus forming a part of the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP

Schedule I

Additional Registrants

1.	Creamer Nation, LLC
2.	Horizon Organic Dairy, LLC
3.	Silk Operating Company, LLC
4.	WhiteWave Services, Inc.
5.	WWF Operating Company
6.	EB SAV Inc.
7.	Earthbound Holdings I, LLC
8.	Earthbound Holdings II, LLC
9.	Earthbound Holdings III, LLC
10.	Natural Selection Foods Manufacturing, LLC
11.	Earthbound Farm, LLC
12.	Sustainable Packaging Partners LLC
13.	WhiteWave Equipment Leasing, LLC